Exhibit 99.1

               BRE PROPERTIES ANNOUNCES 35TH ANNUAL MEETING DATES

        SAN FRANCISCO, March 8 /PRNewswire-FirstCall/ -- BRE PROPERTIES, INC., (NYSE: BRE) today announced that its Annual Meeting of Shareholders will be held on Thursday, May 19, 2005. Proxy statements, Annual Reports to Shareholders, voting materials and meeting information will be mailed commencing on or about April 15, 2005, to shareholders of record as of March 15, 2005. The meeting will be held at the Pan Pacific Hotel, 500 Post Street, San Francisco, CA 94102, 10:00 a.m. Pacific Time.

        About BRE Properties
        BRE Properties -- a real estate investment trust -- develops, acquires and manages apartment communities convenient to its residents' work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 85 apartment communities totaling 24,198 units in California, Arizona, Washington, Utah and Colorado. The company currently has eight other properties in various stages of development and construction, totaling 2,051 units, and joint venture interests in two additional apartment communities, totaling 488 units.

SOURCE  BRE Properties, Inc.
        -0-                             03/08/2005
        /CONTACT:  Investors: Edward F. Lange, Jr., +1-415-445-6559, or, Media:
Thomas E. Mierzwinski, +1-415-445-6525, both of BRE Properties, Inc./
        /Web site:  http://www.breproperties.com /
        (BRE)